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                                                                     EXHIBIT 21
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                         SUBSIDIARIES OF THE COMPANY
                         ---------------------------

    The following are the subsidiaries of the Company. All subsidiaries are wholly-owned, directly or indirectly, by the Company, unless otherwise noted.

Entity
Jurisdiction


Falcon Products (Shenzen) Limited
The People's Republic of China

Falcon Holdings, Inc.
Missouri

Falcon Mimon a.s. (87.4% ownership)
Czech Republic

Falcon De Juarez, S.A. de C.V.
Mexico
         Fundicianes Tecnicas, S.A.
         Mexico

Falcon De Baja California, S.A. de C.V.
Mexico

Howe Furniture Corporation
New York
         Johnson Industries, Inc.
         Illinois
         Howe Europe a/s
         Denmark

Shelby Williams Industries, Inc.
Delaware

         Sellers & Josephson, Inc.
         New Jersey

         Shelby FSC Corporation
         U.S. Virgin Islands

         Madison Furniture Industries, Inc.
         Mississippi

         Thonet International (UK) Limited
         England

         Industrial Mueblera Shelby Williams, S.A. de C.V.
         Mexico


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